                                    Exhibit 99.1

Contact
Black Box Corporation
David J. Russo
Senior Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS FIRST QUARTER OF FISCAL 2018 RESULTS AND AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT

PITTSBURGH, PENNSYLVANIA, August 10, 2017 - Black Box Corporation (NASDAQ:BBOX), a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure, today reported results for the first quarter of Fiscal 2018. Items marked with an asterisk are non-GAAP financial measures.

1Q18 Results

•	Revenues were $191.6 million, down 12% from $218.5 million for the same period last year and down 8% from $208.1 million in the sequential period.

•
Benefit from income taxes was $4.5 million, compared to a provision for income taxes of $2.3 million for the same period last year and compared to a provision for income taxes of $0.6 million in the sequential period.

•	Net loss was $9.7 million, compared to $0.5 million for the same period last year and $1.8 million in the sequential period.

•	Diluted loss per share was $0.65, compared to $0.03 for the same period last year and $0.12 in the sequential period.

•	Operating net loss* was $5.0 million, compared to operating net income* of $2.0 million for the same period last year and compared to operating net income* of $1.1 million in the sequential period.

•	Operating EPS* was $(0.33), compared to $0.13 for the same period last year and $0.07 in the sequential period.

•
Cash flow used for operations was $16.3 million, compared to cash flow provided by operations of $10.9 million for the same period last year and compared to cash flow provided by operations of $15.2 million in the sequential period.

•
We agreed with our bank group to an amendment to the Company’s credit agreement intended to provide additional operating flexibility for the Company to manage through the transformational changes we are implementing.

* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.
CEO Comment

E.C. Sykes, President and CEO of Black Box said, "First quarter results are disappointing and were impacted by the following: disruptions, now largely resolved, resulting from our centralization, to create efficiencies, of the supply chain and back office functions from 13 European countries into a single site; a delay of the implementation phase of our ERP project which required those costs to be expensed in the period rather than deferred; and lower revenues in our Commercial Services business due to less product shipments and less short duration projects."

                                    Exhibit 99.1

Credit Agreement Amendment

As discussed in the Form 8-K to which this press release is furnished, the Company executed an amendment to its credit agreement that, among other items, allows for a reduction of the facility from $200 million to $170 million, which includes a $50 million term loan with an amortization feature that will require payments of $1.25 million for the first four quarters and then $2.5 million per quarter thereafter; the elimination of the leverage ratio through the first quarter of Fiscal 2019; the creation of a Minimum EBITDA (as defined) covenant which gradually increases through the first quarter of Fiscal 2019, after which, it is eliminated; the creation of a Fixed Charge Coverage Ratio in the second quarter of Fiscal 2019 of 1.0 to 1.0 for the second and third quarters of Fiscal 2019 and then steps up to 1.10 to 1.0 thereafter; and a quarterly capital expenditure limitation beginning in the second quarter of Fiscal 2018 through the first quarter of Fiscal 2019. Additionally, the ability of the Company to declare or pay dividends or other distributions (including stock repurchases other than up to a limited dollar amount for tax payments from vested equity awards) has been eliminated.

The foregoing description of the amendment to credit agreement is qualified in its entirety by the disclosure and documents in the Form 8-K.

Earnings Conference Call

The Company will conduct a conference call beginning at 5:00 p.m. Eastern Time today, August 10, 2017. E.C. Sykes, President and Chief Executive Officer, will host the call. To listen only to the live webcast, access the event at http://investor.blackbox.com/events.cfm. To participate in the teleconference, dial 877-303-3145 (USA) or 253-237-1194 (International) approximately 15 minutes prior to the starting time and ask to be connected to conference 54756160. A replay of the audio webcast will be available at http://investor.blackbox.com/events.cfm for a limited period of time.
About Black Box
Black Box is a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and 3,398 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include, among others, levels of business activity and operating expenses, liquidity, expenses relating to compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing, benefits and costs of restructuring programs and other initiatives, such as our enterprise resource planning system initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of the Company's government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and our quarterly reports on Form 10-Q for Fiscal 2018. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	July 1, 2017	March 31, 2017
Assets
Cash and cash equivalents	$10.5	$14.2
Accounts receivable, net	113.4	128.5
Inventories, net	25.2	25.4
Costs/estimated earnings in excess of billings on uncompleted contracts	75.5	71.9
Other assets	29.5	28.5
Total current assets	254.0	268.6
Property, plant and equipment, net	28.0	29.1
Intangibles, net	66.6	68.8
Deferred tax asset	58.3	53.5
Other assets	6.0	7.0
Total assets	$413.0	$427.1
Liabilities
Accounts payable	$61.8	$69.9
Accrued compensation and benefits	15.7	21.6
Deferred revenue	30.0	31.6
Billings in excess of costs/estimated earnings on uncompleted contracts	12.9	16.5
Other liabilities	41.0	37.9
Total current liabilities	161.4	177.5
Long-term debt	99.2	88.8
Other liabilities	17.6	19.2
Total liabilities	$278.1	$285.5
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	508.6	506.4
Retained earnings	54.7	66.2
Accumulated other comprehensive income (loss)	(12.6)	(15.5)
Treasury stock, at cost	(416.0)	(415.6)
Total stockholders’ equity	$134.8	$141.6
Total liabilities and stockholders’ equity	$413.0	$427.1

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	1Q18	4Q17	1Q17
Revenues
Products	$32.9	$36.7	$39.9
Services	158.8	171.4	178.6
Total	191.6	208.1	218.5
Cost of sales
Products	19.0	21.0	22.9
Services	120.0	128.7	127.9
Total	139.0	149.7	150.8
Gross profit	52.6	58.4	67.7
Selling, general & administrative expenses	63.3	56.4	62.5
Intangibles amortization	2.2	2.3	2.5
Operating income (loss)	(12.9)	(0.3)	2.7
Interest expense, net	1.2	1.0	1.2
Other expenses (income), net	0.1	(0.1)	(0.3)
Income (loss) before provision for income taxes	(14.2)	(1.2)	1.9
Provision (benefit) for income taxes	(4.5)	0.6	2.3
Net income (loss)	$(9.7)	$(1.8)	$(0.5)
Earnings (loss) per common share
Basic	$(0.65)	$(0.12)	$(0.03)
Diluted	$(0.65)	$(0.12)	$(0.03)
Weighted-average common shares outstanding
Basic	15.0	15.2	15.1
Diluted	15.0	15.2	15.1
Dividends per share	$0.12	$0.12	$0.12

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	1Q18	4Q17	1Q17
Operating Activities
Net income (loss)	$(9.7)	$(1.8)	$(0.5)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Intangibles amortization	2.2	2.3	2.5
Depreciation	2.3	2.3	2.2
Loss (gain) on sale of property	(0.1)	(0.1)	(1.2)
Deferred taxes	(4.6)	(2.6)	2.9
Stock compensation expense	2.2	0.7	2.2
Provision for obsolete inventory	0.1	0.5	0.3
Provision for (recovery of) doubtful accounts	0.2	0.5	0.2
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable	15.2	5.0	4.6
Inventories	0.2	0.2	2.3
Costs/estimated earnings in excess of billings on uncompleted contracts	(3.5)	3.4	(3.6)
All other assets	1.3	0.4	(1.2)
Accounts payable	(7.2)	10.1	0.5
Billings in excess of costs/estimated earnings on uncompleted contracts	(3.6)	(1.7)	0.9
All other liabilities	(11.2)	(4.0)	(1.2)
Net cash provided by (used for) operating activities	$(16.3)	$15.2	$10.9
Investing Activities
Capital expenditures	$(1.1)	$(1.0)	$(2.1)
Capital disposals	—	0.1	1.4
Net cash provided by (used for) investing activities	$(1.1)	$(0.9)	$(0.7)
Financing Activities
Proceeds (repayments) from long-term debt	$10.2	$(5.7)	$(4.8)
Proceeds (repayments) from short-term debt	4.9	(5.0)	(4.2)
Deferred financing costs	—	—	(1.0)
Purchase of treasury stock	(0.4)	(2.0)	(0.5)
Payment of dividends	(1.8)	(1.8)	(1.7)
Increase (decrease) in cash overdrafts	(1.0)	0.7	0.1
Net cash provided by (used for) financing activities	$12.0	$(13.8)	$(12.1)
Foreign currency exchange impact on cash	$1.6	$—	$(0.2)
Increase/(decrease) in cash and cash equivalents	$(3.8)	$0.4	$(2.1)
Cash and cash equivalents at beginning of period	14.2	13.8	23.5
Cash and cash equivalents at end of period	$10.5	$14.2	$21.4

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income or operating net loss, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Operating EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, which is a non-cash charge, and restructuring expense and gains/losses on sales of facilities, each of which are cash charges.
A reconciliation of Net income (loss) to operating EBIT and Operating net income (loss) is presented below:

In millions and may not foot due to rounding	1Q18	4Q17	1Q17
Net income (loss)	$(9.7)	$(1.8)	$(0.5)
Provision (benefit) for income taxes	(4.5)	0.6	2.3
Effective tax rate	31.6%	(53.7)%	125.6%
Income (loss) before provision for income taxes	$(14.2)	$(1.2)	$1.9

Adjustments
Intangibles amortization	$2.2	$2.3	$2.5
Restructuring expense	4.3	0.6	—
Loss (gain) on sale of facility	—	—	(1.2)
Total pre-tax adjustments	$6.6	$2.9	$1.3

Operating EBIT	$(7.7)	$1.7	$3.1
Operational effective tax rate	35.0%	35.0%	35.0%
Operational income taxes (1)	(2.7)	0.6	1.1
Operating net income (loss)	$(5.0)	$1.1	$2.0
(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

                                    Exhibit 99.1

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

	1Q18	4Q17	1Q17
Diluted EPS	$(0.65)	$(0.12)	$(0.03)
EPS impact *	0.32	0.19	0.16
Operating EPS	$(0.33)	$0.07	$0.13
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
Revenues excluding foreign currency
Management is presented with and reviews revenues which exclude foreign currency and enable an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	1Q18	1Q17	% Change
Revenues	$191.6	$218.5	(12)%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	0.1	—
Foreign currency impact - International Products	0.5	—
Foreign currency impact - International Services	0.5	—
Revenues (excluding foreign currency)	$192.7	$218.5	(12)%
Information on quarterly revenues excluding foreign currency compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	1Q18	4Q17	% Change
Revenues	$191.6	$208.1	(8)%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	—	—
Foreign currency impact - International Products	(0.4)	—
Foreign currency impact - International Services	(0.1)	—
Revenues (excluding foreign currency)	$191.1	$208.1	(8)%

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, which is a non-cash charge, and restructuring expense and gains/losses on sales of facilities, each of which are cash charges.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	1Q18		4Q17		1Q17
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$17.3		$16.9		$19.1
International Products	15.6		19.7		20.8
Products	$32.9		$36.7		$39.9
North America Services	$152.6		$163.9		$171.7
International Services	6.1		7.5		6.9
Services	$158.8		$171.4		$178.6
Total	$191.6		$208.1		$218.5
Gross profit
North America Products	$7.8	45.1%	$7.9	46.5%	$8.9	46.8%
International Products	6.1	38.9%	7.8	39.5%	8.0	38.5%
Products	$13.9	42.1%	$15.7	42.7%	$16.9	42.5%
North America Services	$37.5	24.6%	$41.1	25.1%	$49.1	28.6%
International Services	1.2	19.8%	1.6	21.3%	1.6	22.8%
Services	$38.7	24.4%	$42.7	24.9%	$50.7	28.4%
Total	$52.6	27.4%	$58.4	28.1%	$67.7	31.0%
Operating income (loss)
North America Products	$(1.5)	(8.5)%	$1.7	9.8%	$0.9	4.9%
International Products	(3.7)	(23.9)%	(1.5)	(7.5)%	0.3	1.6%
Products	$(5.2)	(15.9)%	$0.2	0.4%	$1.3	3.2%
North America Services	$(7.4)	(4.8)%	$(0.7)	(0.4)%	$1.1	0.7%
International Services	(0.3)	(5.3)%	0.3	3.8%	0.3	4.4%
Services	$(7.7)	(4.8)%	$(0.4)	(0.2)%	$1.4	0.8%
Total	$(12.9)	(6.7)%	$(0.3)	(0.1)%	$2.7	1.2%
Adjustments
North America Products	$1.3		$0.4		$—
International Products	1.8		0.1		0.1
Products	$3.1		$0.5		$0.1
North America Services	$3.4		$2.3		$1.2
International Services	—		—		—
Services	$3.4		$2.3		$1.2
Total	$6.6		$2.9		$1.3
Adjusted operating income
North America Products	$(0.2)	(1.0)%	$2.1	12.2%	$0.9	4.9%
International Products	(1.9)	(12.3)%	(1.4)	(6.8)%	0.4	2.2%
Products	$(2.1)	(6.3)%	$0.7	1.9%	$1.4	3.5%
North America Services	$(4.0)	(2.6)%	$1.6	1.0%	$2.3	1.3%
International Services	(0.3)	(4.9)%	0.3	3.8%	0.3	4.4%
Services	$(4.3)	(2.7)%	$1.9	1.1%	$2.6	1.5%
Total	$(6.3)	(3.3)%	$2.6	1.3%	$4.0	1.8%

                                    Exhibit 99.1

EBITDA and Operating EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Operating EBITDA, defined as EBITDA plus stock compensation expense, accounts receivable impairment loss, inventory impairment loss, and asset impairment loss (consisting of fixed assets, indefinite-lived intangible assets and goodwill) may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income (loss) to EBITDA and Operating EBITDA is presented below:

In millions and may not foot due to rounding	1Q18	4Q17	1Q17
Net income (loss)	$(9.7)	$(1.8)	$(0.5)
Provision (benefit) for income taxes	(4.5)	0.6	2.3
Interest expense, net	1.2	1.0	1.2
Intangibles amortization	2.2	2.3	2.5
Depreciation	2.3	2.3	2.2
EBITDA	$(8.5)	$4.5	$7.8
Stock compensation expense	2.2	0.7	2.2
Operating EBITDA	$(6.3)	$5.2	$10.0
Free cash flow
Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus or minus Foreign currency exchange impact on cash, plus Proceeds from stock option exercises, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	1Q18	4Q17	1Q17
Net cash provided by (used for) operating activities	$(16.3)	$15.2	$10.9
Net capital expenditures	(1.1)	(0.9)	(0.7)
Foreign currency exchange impact on cash	1.6	—	(0.2)
Free cash flow before stock option exercises	$(15.8)	$14.3	$9.9
Proceeds from the exercise of stock options	—	—	—
Free cash flow	$(15.8)	$14.3	$9.9
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars In millions	1Q18	4Q17	1Q17
Days sales outstanding	48 days	46 days	53 days
Aggregate days sales outstanding	79 days	72 days	77 days
Inventory turns	26.5x	23.9x	13.2x
Six-month order backlog	$151.7	$153.2	$173.8
Total backlog	$283.4	$306.6	$308.3
Headcount	3,398	3,488	3,566
Net debt*	$88.7	$74.5	$93.5
* Net debt is defined by the Company as Long-term debt less Cash and cash equivalents.